Exhibit 99.1

FOR IMMEDIATE RELEASE

Carson Knuth Joins I-ON Digital Corp to Help Drive Advanced Tokenization and Digital Asset Solutions

Industry veteran brings expertise in blockchain and web3 tokenization strategies to the forefront of I-ON Digital’s industry-changing Digital Asset Solutions.

Chicago, IL — November 15, 2024 – I-ON Digital Corp. (OTC: IONI) (“I-ON” or the “Company”), a market leader in gold and precious metals digitization and tokenization, as well as digital asset banking innovation, proudly welcomes Carson Knuth to its management team. A leader in blockchain-based product innovation and digital asset tokenization, Knuth’s expertise will help drive I-ON’s mission to revolutionize and transform real-world (RWA) asset digitization (in alignment with the Company’s primary emphasis on gold and precious metal tokenization). His addition further positions I-ON to set new compliance standards in digital product offerings and related service platform distribution, further elevating I-ON’s emerging status among first-tier regional banks and financial institutions.

With an extensive background in emergent blockchain technology, Knuth’s expertise in advanced tokenization frameworks will bring additional focus on bridging traditional financial services with the new efficiencies inherent in digital asset platforms. At I-ON, he will help lead the Company’s innovative approach to the digital economy, focusing on scalable tokenization strategies that enable secure, efficient, and regulatory-compliant transactions in the sale, transfer, and delivery of gold-backed digital securities through regulated digital asset exchanges, financial institution platforms, and digital banking ecosystems.

“I am thrilled to join I-ON Digital at such a pivotal moment in the evolution of asset digitization and help further propel I-ON’s leadership in gold and precious metal tokenization,” said Knuth. “The Company’s bold vision and commitment to innovation in digital asset banking solutions align perfectly with the rapidly growing demand for transactional blockchain technology. Together, we intend to develop secure and scalable gateways for asset distribution and management and will work to establish new standards for the rapidly expanding digital marketplace.”

Knuth’s expertise adds material depth to I-ON’s groundbreaking gold-backed digital solutions, enhancing the impact of its cutting-edge Digital Banking Platform-as-a-Service (PaaS) tailored for tier-1 banks and financial institutions. I-ON’s gold digitization platform redefines asset-backed securities by transforming verified in-situ gold reserves into digital securities without the need for invasive mining activities. This eco-conscious innovation not only safeguards environmental resources but also unlocks unprecedented liquidity channels, empowering investors and institutions to tap into new, sustainable and highly scalable financial ecosystems.

“We are pleased to welcome Carson to the I-ON team,” said I-ON CEO Carlos Montoya. “His exceptional expertise and notable achievements in digital assets and tokenization solutions align seamlessly with our strategic goals. Carson’s proven track record in driving value through innovative digital asset-based liquidity solutions and his extensive network within the financial institutions industry will open exciting new pathways for our asset tokenization initiatives. With his leadership, we are poised to elevate the market acceptance of our flagship digital security, ION.au, advancing our mission to make ION.au and our complimentary Platform-as-a-Service delivery channels more accessible and impactful.”

Montoya added, “The timing couldn’t be better, as our ION.au gold-backed digital asset, continues to gain traction with investors seeking the reliability of gold-backed assets absent the logistical challenges of physical gold ownership. We are uniquely positioned—validated through recent transactional achievements—to help investors diversify with a trusted digital asset. This is an exciting step forward as we continue to define how gold-backed securities are perceived and utilized in the modern financial landscape.”

About I-ON Digital Corp:

I-ON Digital Corp specializes in the digitization of real-world assets (RWA), with a primary focus on gold and other mineral asset reserves, providing cutting-edge solutions for asset tokenization and Digital Banking Platform-as-a-Service. By merging blockchain innovation with comprehensive financial products, I-ON Digital empowers organizations to seamlessly engage with the digital economy. For more information, visit iondigitalcorp.com.

Forward-Looking Statements:

Statements contained in this press release regarding matters that are not historical facts are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, including statements associated with the expected ability of the Company to undertake certain activities and accomplish certain goals and objectives. Because such statements are subject to risks and uncertainties, actual results may differ materially from those expressed or implied by such forward-looking statements. Words such as “believes,” “anticipates,” “plans,” “expects,” “intends,” “will,” “goal,” “potential” and similar expressions are intended to identify forward-looking statements. These forward-looking statements are based upon the Company’s current expectations and involve assumptions that may never materialize or may prove to be incorrect. Actual results and the timing of events could differ materially from those anticipated in such forward-looking statements as a result of various risks and uncertainties, which include, without limitation, risks associated with the process of developing and commercializing its products. These and other risks concerning the Company and its financial position are described in additional detail in the Company’s filings with the Securities and Exchange Commission. All forward-looking statements contained in this press release speak only as of the date on which they were made. The Company undertakes no obligation to update such statements to reflect events that occur or circumstances that exist after the date on which they were made.

Media Contact:

I-ON Digital Investor Relations

Email: investorrelations@iondigital.com

Phone: (866) 440-2278

https://iondigitalcorp.com/ir/